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                                                                  EXHIBIT 23.2








                        INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors
Sento Corporation:

We consent to incorporation by reference in Registration Statement No. 333-85355 on Form S-3 of Sento Corporation of our report dated May 21, 1999, except as to the first paragraph of note 6, which is as of June 8, 1999, and the second paragraph of note 16, which is as of June 9, 1999, relating to the consolidated balance sheets of Sento Corporation and subsidiaries as of March 31, 1999 and 1998 (as restated), and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the years then ended, as such report appears in the March 31, 1999 Annual Report on Form 10-KSB of Sento Corporation and to the reference to our firm under the heading "experts" in the prospectus.



                                                                       KPMG LLP



Salt Lake City, Utah
October 12, 1999